SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                   CONSUMERS BANCORP, INC.
      (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing fee (Check the appropriate box)
[X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
1)     Title of each class of securities to which transaction
applies:
________________________________________________________

2)    Aggregate number of securities to which transaction applies:

__________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________

4)    Proposed maximum aggregate value of transaction:
_________________________________________________________________

5)    Total fee paid:____________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid: ___________________________________

2)  Form, Schedule or Registration Statement No.:________________

3)  Filing party:___________________________________

4)  Date filed:___________________________________



                CONSUMERS BANCORP, INC.
                  614 East Lincoln Way
                    P.O. Box 256
                  Minerva, Ohio 44657

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    September 1, 1999

To our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Consumers Bancorp, Inc. will be held at the main offices of Consumers National Bank, 614 East Lincoln Way, Minerva, Ohio, on Wednesday, September 15, 1999, at 7:00 p.m., for the following purposes:

1. To elect three directors, each to serve for a three-year term expiring in 2002.

2. For the transaction of any other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 14, 1999, shall be entitled to notice of and to vote at the meeting and any adjournment thereof.


By Order of the Board of Directors

/s/ Mark S. Kelly
MARK S. KELLY
President
Chief Executive Officer

Minerva, Ohio
September 1, 1999

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS  PROMPTLY AS
POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.
IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY BY GIVING A WRITTEN NOTICE OF REVOCATION AND VOTE IN PERSON.


                   CONSUMERS BANCORP, INC.
                    614 East Lincoln Way
                       P.O. Box 256
                     Minerva, Ohio 44657

                       PROXY STATEMENT

                      GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumers Bancorp, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the main offices of Consumers National Bank, 614 East Lincoln Way, Minerva, Ohio, on Wednesday, September 15, 1999, at 7:00 p.m.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about September 1, 1999. It is contemplated that solicitation of proxies generally will be by use of the mails. However, solicitation may also be made by telephone, telegraph or facsimile by officers or employees of the Company or by officers or employees of Consumers National Bank (the "Bank"). The cost of such solicitation will be borne by the Company.

Shareholders of record at the close of business on August 14, 1999, are entitled to notice of and to vote at the meeting. As of August 14, 1999, 715,745 shares of the Company's common stock, no par value, were issued and outstanding. Each shareholder will be entitled to one vote for each share of common stock registered in his or her name on the books of the Company on the close of business on August 14, 1999 on all matters that come before the meeting.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are provided, all properly executed proxies will be voted (1) for the election of the nominees for director listed below, and (2) at the discretion of the holders of the proxies, in the transaction of such other business that may properly come before the meeting or any adjournment thereof.

A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to Mrs. Theresa Gill, Administrative Officer and Corporate Secretary, Consumers National Bank, P.O. Box 256, Minerva, Ohio 44657.

                      ELECTION OF DIRECTORS

The Code of Regulations of the Company provides that the Board of Directors shall be composed of not less than nine nor more than 15 persons. At present, the number of directors is fixed at 11. However, the Board of Directors has reduced the number of directors to ten effective as of the date of the meeting. The Articles of Incorporation of the Company provide that the Board of Directors be divided into three classes as nearly equal in number as possible with the term of office of only one class expiring each year.

General

At each annual meeting of shareholders, directors chosen to succeed those whose terms have expired are elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. The Company currently has 11 directors, with four directors in Class II with terms expiring in 1999, three directors in Class III with terms expiring in 2000 and four directors in Class I with terms expiring in 2001. The Board of Directors took action on June 23, 1999 in accordance with Article II(a) of the Company's Code of Regulations to decrease the size of the Board of Directors of the Company by one person. After the meeting, the Company will have ten directors, with four directors in Class I, three directors in Class II and three directors in Class III.

Election of Directors in Class II

The terms of office of Mark S. Kelly, Laurie Lee McClellan, John Morris and David W. Johnson, the four directors in Class II who are currently serving as members of the Board of Directors, will expire at the 1999 Annual Meeting of Shareholders upon the election and qualification of their successors. Mr. Kelly, Ms. McClellan and Mr. Johnson have been renominated by the Board of Directors to serve additional three year terms. John Morris has not been renominated for re-election as a director. Under Article II(c) of the Company's Code of Regulations, shareholders desiring to nominate a candidate for election as a director must deliver written notice to the Secretary of the Company not less than 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of shareholders. The notice must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the nomination or nominations are to be made by the shareholder; and (4) the consent of each nominee to serve as a director of the Company if so elected. No additional nominations have been received for the meeting.

Additional information concerning Mr. Kelly, Ms. McClellan, and Mr. Johnson and the directors and executive officers of the Company is provided below. The Board of Directors and Management recommend that you vote FOR the election of such nominees as Class II directors of the Company.

The three nominees for director of the Company receiving the most votes will be elected as directors. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers or other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the President, a Vice President or the Secretary of the Company not less that 48 hours before the time fixed for the meeting and the shareholder's demand for cumulative voting must be announced at the commencement of the meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in the election of directors as the number of directors to be elected multiplied by the number of shares held. The votes may be distributed to one nominee or among as many nominees as the shareholder desires.

It is intended that shares of common stock represented by the accompanying proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time it is not known whether there will be cumulative voting for the election of directors at the meeting. If any shareholder properly demands cumulative voting for the election of directors at the meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

               DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as to each person who is a nominee or who currently serves as a director or executive officer of the Company or the Bank.






Name             Age    Principal Occupation    Positions Held    Served as         Term
                        During Past Five Years  with the Company  Director Since    to Expire
                                                or the Bank
Mark S. Kelly    49     President of Consumers    Director          1984              1999
                        National Bank and         President
                        Consumers Bancorp, Inc.   Chief Executive
                                                  Officer

Laurie L.        46     Radiologic - Technologist Director          1987              1999
 McClellan              Chairman of Consumers     Chairman
                        National Bank and
                        Consumers Bancorp, Inc.

David W. Johnson 39     Corporate President of    Director          1997              1999
                        Summitville Tile, Salem,
                        Ohio

John D. Morris   49     Attorney                  Director          1987              1999

Thomas M.        50     Owner of Kishman's IGA,   Director          1995              2000
 Kishman                Minerva, Ohio

Harry W. Schmuck 84     Retired Attorney          Director          1968              2000

Homer R. Unkefer 84     Corporate President of    Director          1965              2000
                        Homer R. Unkefer, Inc.,
                        Minerva, Ohio

James R. Kiko Sr. 55    Russ Kiko Assoc., Inc.,   Director          1997              2001
                        Paris, Ohio

John P. Furey    42     Corporate President of    Director          1995              2001
                        Furey's Wheel World, Inc.,
                        Malvern, Ohio

J.V. Hanna       75     Vice President of         Director          1965              2001
                        Consumers National Bank   Vice President
                        and Consumers Bancorp,
                        Inc.

Walter J. Young  76     Vice President of         Director          1981              2001
                        Consumers National Bank   Vice President
                        and Consumers Bancorp,
                        Inc.

Laurie Lee McClellan is the daughter of retired director, Romain F. Fry. Directors Morris and Schmuck are in practice as attorneys. In the ordinary course of business, the Company has retained the legal services of Mr. Morris and Mr. Schmuck in the past and may retain Mr. Schmuck's services in the future. Management is not aware of any other directorship in a bank with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or any publicly registered company.

                    THE BOARD OF DIRECTORS AND
                         ITS COMMITTEES

The Board of Directors conducts its business through meetings of the Board and its committees. The Company held seven Board of Directors meetings while the bank held 12 regular meetings and six special meetings during the fiscal year 1999. All directors attended at least 75% of these meetings and meetings of committees of which they were a member.

Directors are compensated for the number of bank meetings which they attend and committee meetings attended. Compensation for attendance at a bank meeting is $600 per meeting with committee meeting attendance fees ranging from $50 for special committee meetings to $150 for Executive Committee meetings. Directors were paid a total of $178,945 for all monthly and committee meetings attended during the fiscal year ended June 30, 1999.

The Bank has an Audit Committee, Loan Committee, Asset/Liability
Committee, Compliance Committee, Technology & Services Committee, and Executive Committee.

The Audit Committee is comprised of the following Board members:
Chairman Thomas M. Kishman, Laurie L. McClellan, Homer R. Unkefer, J.V. Hanna, John P. Furey, and Walter J. Young. The function of the Audit Committee is to review all internal and external audit reports and procedures and to make recommendations to management as they see fit. During the fiscal year 1999, the Audit Committee met eight times.

The Loan Committee is comprised of Chairman, Mark S. Kelly, Walter
J. Young, J.V. Hanna, Homer R. Unkefer, John P. Furey, and Laurie L. McClellan. The Loan Committee reviews loan requests, including exceptions and loans exceeding an individual loan officers authority. The Loan Committee met 52 times during the fiscal year 1999.

The Asset/Liability Committee is comprised of Chairman, J.V. Hanna, Mark S. Kelly, Laurie L. McClellan, John P. Furey, and Thomas M. Kishman. The Investment Committee reviews the Bank's investment strategy and portfolio. During the fiscal year 1999, it met 12 times.

The Compliance Committee is comprised of various management and support personnel. Mark S. Kelly and Laurie L. McClellan serve in an advisory capacity to this committee which reviews needed compliance policies and procedures. The purpose of this committee is to prepare, monitor, educate, and assure the continued adherence to various compliance laws and issues. The Compliance Committee held no meetings during the fiscal year 1999.

The Technology & Services Committee is comprised of various management and support personnel with the following directors as members: Mark S. Kelly, Laurie L. McClellan, John P. Furey, and Thomas M. Kishman. The function of the committee is to review products, technical developments, and equipment purchases. During the fiscal year 1999, the committee met 13 times.

The Executive Committee reviews various executive compensation areas and Board organization issues. This committee is comprised of Chairperson, Laurie L. McClellan, Walter Young, J.V. Hanna, Harry
Schmuck, and John P. Furey. The Executive Committee held 13 meetings during the fiscal year 1999.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. To the knowledge of management, the only shareholders (or group as that term is used in Section 13(d)(3)) deemed to be beneficial owners of 5% or more of the common stock of the Company as of June 30, 1999 are as follows:

Name and Address of        Amount and Nature of
Beneficial Owner           Beneficial Ownership   Percent of Class

Romain F. Fry              143,223                20.01%
1012 E. First Street
Minerva, Ohio 44657

J.V. Hanna                 47,980                  6.70%
208 Lindimore Street
Minerva, Ohio 44657

Security Ownership of Management

The following table shows the beneficial ownership of the common stock of the Company as of June 30, 1999 for each nominee, director and executive officer of the Company and for all directors, nominees and executive officers as a group.


Name of Beneficial Owner   Amount and Nature of  Percent of Class
                           Beneficial Ownership*

Mark S. Kelly                  6,328(1)               .88%
Laurie L. McClellan            6,747(2)               .94%
David W. Johnson               3,364                  .47%
Thomas M. Kishman              2,192(3)               .31%
Harry W. Schmuck               6,048(4)               .84%
Homer R. Unkefer               31,508(5)             4.40%
James R. Kiko Sr.                 946                 .13%
John P. Furey                   4,297                 .60%
J.V. Hanna                     47,980(6)             6.70%
Walter J. Young                24,979(7)             3.49%
John D. Morris                  1,050                 .15%
All directors, nominees
 and executive officers as a
 group  (12  persons)         135,689               18.96%

*Note: The amounts set forth include shares owned by spouses, minor children and other persons whose share ownership is to be aggregated under the beneficial ownership rules of the Securities & Exchange
Commission.

(1) Director Kelly has no shared voting or investment power as to 78 shares owned by his wife, B.J. Kelly.
(2) Director McClellan has no shared voting or investment power as to 525 shares owned by her husband, Walter McClellan.
(3) Director Kishman has no shared voting or investment power as to 400 shares owned by his wife, Janice Kishman.
(4) Director Schmuck has shared voting and investment power as to 900 shares as to his being named Custodian for Gwinevere and Michael Schmuck.
(5) Director Unkefer has no shared voting or investment power as to 15,754 shares owned by his wife, Frances Unkefer.
(6) Director Hanna has no shared voting or investment power as to 11,652 shares owned by his wife, Esther K. Hanna.
(7) Director Young has shared voting and investment power as to 23,395 shares owned jointly with his wife, Dona H. Young.

EXECUTIVE COMPENSATION

The following table shows the cash compensation and certain other compensation paid or accrued by the Company or the Bank for the fiscal years ended June 30, 1997, 1998 and 1999 to Mark S. Kelly, President and Chief Executive Officer of the Company and the Bank. No other executive officer of the Company or the Bank received compensation for services to the Company or the Bank during the last three fiscal years in excess of $100,000.



                                   Summary Compensation Table

                                                                            Long-Term Compensation
                                        Annual Compensation              Awards          Payouts
                               --------------------------------------   ------      ------------------
                                                                                    Securities
Name and                                                                Restricted  Underlying
Principal                                            Other Annual       Stock       Options/     LTIP      All Other
Position                   Year   Salary($) Bonus($) Compensation($)    Awards(s)   SAR(s)($)  Payouts($) Compensation($)(2)
Mark S. Kelly              1999  161,232(1) $13,025   $12,400                                            $6,448
President and Chief        1998  155,295(1)   2,447    12,000                                             4,302
Executive Officer          1997  119,820(1)  53,500    12,050                                             7,128



(1) Total salary includes Mr. Kelly's car allowance which was $642 in 1998, $795 in 1997 and $934 in 1996.
(2) Represents amounts contributed to Mr. Kelly in connection with the Consumers National Bank 401(k) Savings and Retirement Plan &
Trust.

Under the Consumers National Bank 401(k) Savings and Retirement Plan & Trust (the 401(k) Plan) as in effect during 1999, the Bank's Board of Directors has the discretion and authority to determine the amount to be contributed to the 401(k) Plan. The 401(k) Plan is administered by the Bank. Each participant in the 401(k) Plan has credited to his benefit account a maximum of 4.0% of his annual salary, provided he has voluntarily contributed a like amount. The 401(k) Plan states that each participant shall be fully vested in the 401(k) Plan immediately upon contribution. Benefits under the 401(k) Plan cannot be estimated for the participants, because the benefits are based upon future earnings of the Bank and future compensation of the participants. Part of the funds in the 401(k) Plan are vested in the participants therein in accordance with the 401(k) Plan. An eligible participant is one who has completed one year of service, works 1,000 hours per year, and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive a distribution of all vested amounts credited to his or her account in either a single lump sum payment or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The aggregate total of participant contributions and matching contributions of the Bank on behalf of the officers and directors as defined above for the fiscal year 1999 was $64,440 The trustees of the 401(k) Plan are Mark S. Kelly and Laurie L. McClellan.

In September, 1995, the Board of Directors adopted a Salary Continuation Plan (the Salary Continuation Plan) to encourage Bank executives (Assistant Vice-Presidents and above) to remain employees of the Bank. The Salary Continuation Plan provides additional retirement and spousal survivorship benefits for those executives who have attained age 40 and have at least five years of service. The Salary Continuation Plan provides a participant or a surviving spouse upon retirement or death with fifteen years of income payments equal to 70% of the employee's base pay at the time of termination. The amount of base pay is limited to the lesser of the preceding year's annual base salary prior to termination or the annual base salary at the inception of the agreement with the employee plus 3.5% annual inflation. Benefits under the Salary Continuation Plan are reduced for primary social security benefits, other Bank benefit programs, and the maximum annuitized benefits from Bank contributions made under the 401(k) Plan, which assumes that the executive had been contributing an amount sufficient to maximize the Bank's matching provisions of the 401(k) Plan. Vesting in the Salary Continuation Plan commences at age 50 and is prorated until age 65. However, vesting is 100% upon the death of the executive, assuming that they were insurable. Otherwise, benefits cease at death. The benefit amount is determined using an 8.5% discount factor, compounded monthly. For the year ended June 30, 1999, approximately $75,100 has been charged to expense.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 furnished to Consumers Bancorp, Inc. pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 1999 and Forms 5 furnished to the Company during the fiscal year ended June 30, 1999, the following reports required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, were not filed on a timely basis: a Form 3 filing for Paula J. Meiler (with respect to employment date) and a Form 4 filing for David W. Johnson (with respect to the acquisition of common shares).

              TRANSACTIONS WITH OFFICERS AND DIRECTORS

Directors and officers of the Company and the Bank and their associates are customers of the Bank in the ordinary course of business. Continued transactions with these persons may be expected to take place in the future. In the ordinary course of business, loans are made to officers and directors on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated third parties. Such loans do not, and will not, involve more than the normal risk of collectability or present other unfavorable features.

                           LEGAL MATTERS

There are no pending legal proceedings other than routine litigation in the ordinary course of business. The Bank is engaged in litigation involving the collection of past due accounts. There is not presently any litigation pending in which the Company and/or the Bank is a defendant. The Board of Directors has engaged the law firm of Dinsmore & Shohl LLP to serve as the Company's legal counsel.

                  INDEPENDENT PUBLIC ACCOUNTANTS

Based on recommendation of the Audit Committee, the Board of Directors engaged the accounting firm of Crowe Chizek and Company LLP to serve as independent certified public accountants for the Company for the fiscal year ended June 30, 1999. Crowe Chizek & Company LLP has served as independent public accountants for the Company since 1999. One or more representatives of Crowe Chizek & Company LLP are expected to be present at the meeting with any opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                          SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2000
Annual Meeting of Shareholders must be received by the Company by May 18, 2000 for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting of Shareholders.

                            ANNUAL REPORT

A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 is being mailed to each shareholder with this Proxy Statement. Upon written request of any shareholder of record of the Company, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission, for the period ended June 30, 1999. All requests must be in writing and directed to Mrs. Theresa Gill, Administrative Officer and Corporate Secretary, Consumers National Bank, P.O. Box 256, Minerva, Ohio 44657.

                            OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the common shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS


/S/ Laurie L. McClellan          /s/ Mark S. Kelly
Laurie L. McClellan, Chairman    Mark S. Kelly, President



                  CONSUMERS BANCORP, INC.
                   614 East Lincoln Way
                      P.O. Box 256
                    Minerva, Ohio 44657

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                     SEPTEMBER 15, 1999

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Consumers Bancorp, Inc. (the Company), 614 East Lincoln Way, Minerva, Ohio, hereby appoints Thomas M. Kishman, Harry W. Schmuck, and John P. Furey or any one of them (each with full power to act alone), as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on September 15, 1999 at 7:00 p.m. or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the meeting:

1. To elect the following nominees to the Board of Directors for three year terms expiring in 2002:

Mark S. Kelly
Laurie L. McClellan
David W. Johnson

___ FOR the election of all nominees

___ FOR, EXCEPT WITHHOLD AUTHORITY to vote for the following nominees:



____ WITHHOLD AUTHORITY for all nominees

2. In their discretion, to act upon such other business that may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the named nominees. Please make an X in one of the spaces provided under each proposal.

This Proxy will be voted: (1) as directed on that matters listed above; (2) in accordance with the directors' recommendation where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other business that may properly come before the meeting or any adjournment thereof.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the meeting, by submitting a later-dated Proxy, or by attending the meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting.

____________________ Signature(s) of Shareholder
                                               Dated:        , 1999

____________________ Signature(s) of Shareholder

Please sign this Proxy as your name appears on your stock certificate(s). ALL JOINT OWNERS MUST SIGN.

When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Please complete, sign, date and mail this Proxy promptly in the enclosed envelope.